UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2007

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)              On July 5, 2007, AXIS Specialty Limited (the “Company”), a wholly owned subsidiary of AXIS Capital Holdings Limited (“Parent”), entered into an employment agreement with John Gressier, Chairman of AXIS Insurance.  Mr. Gressier’s term of service under the agreement continues until February 14, 2010 followed by automatic one-year renewals unless written notice of termination of his employment is provided by either party at least six months prior to the end of the term.  Mr. Gressier is entitled to an annual base salary of $800,000 and an annual bonus payable at the discretion of the Company as well as other employee benefits, including a monthly housing allowance of $15,000 so long as Mr. Gressier is on assignment in Bermuda, and an automobile allowance.

Mr. Gressier’s employment will automatically terminate upon his death, and the Company may terminate Mr. Gressier’s employment as a result of his disability, for cause (as defined in the agreement) or without cause upon 30 days notice.  Mr. Gressier may terminate his employment upon at least six months notice to the Company.

In the event of termination of employment for any reason (other than termination without cause), Mr. Gressier will be entitled to any accrued and unpaid base salary through the date of termination and all employee benefits to which he is entitled under all employee benefit plans in which he participates.  If the Company terminates Mr. Gressier’s employment for any reason other than death or disability, he is entitled to continuation of his base salary and employee benefits for a period of six months after the date of termination.  If the Company terminates Mr. Gressier without cause, he additionally is entitled to vesting of all his equity awards. If within the first 12 months after a change of control of the Parent (as defined in the agreement), Mr. Gressier provides the Company with notice of his intention to terminate his employment as a result of (i) a material change in his position, duties or employee benefits, including a reduction in compensation or (ii) relocation, at the request of the Company, to a place more than 50 miles from his current place of employment, and in each case the Company does not make the necessary corrections within a specified amount of time, then Mr. Gressier will be entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of such termination and any annual bonus that he would have been entitled to during such 12 month period, assuming that any required performance targets were exceeded.

Mr. Gressier is subject to non-competition and non-solicitation provisions for a period of six months after termination of employment and ongoing confidentiality requirements.

This description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits

10.1         Employment Agreement, dated July 5, 2007 by and between AXIS Specialty Limited and John Gressier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2007

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ RICHARD T. GIERYN, JR.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Employment Agreement, dated July 5, 2007 by and between AXIS Specialty Limited and John Gressier